UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2015, and effective as of that date, the board of directors (the “Board”) of Grandparents.com, Inc. (the “Company”) approved and adopted the Company’s Third Amended and Restated Bylaws (the “Restated Bylaws”). Also on December 2, 2015, the Board established an Audit Committee, Corporate Governance and Nomination Committee, and Compensation Committee. The following is a summary of the material changes made to the Company’s Second Amended and Restated Bylaws, which was adopted on and effective as of February 23, 2012 (the “PriorBylaws”), in connection with the Company’s reverse merger and related transactions with NorWesTech, Inc.:

•      Special meetings of the stockholders may now only be called by the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors, regardless of any vacancies.  The Prior Bylaws permitted a stockholder holding at least 10% of the issued and outstanding shares of the Company to call a special meeting of the stockholders.

•      Subject to the applicable provisions of the Delaware General Corporation Law, Stockholders may no longer act by written consent, and any stockholder action must be taken at either an annual or special meeting of stockholders.

•      The Restated Bylaws now require stockholder nominations for the election of directors and proposals to be brought by stockholders before any meeting of the stockholders and set forth a detailed process for making such nominations or proposals.

•      The Restated Bylaws now require that any director or the entire Board may be removed, without cause, by the holders of at least 80% of the outstanding shares entitled to vote at the election of directors.  Removal of any director or the entire Board, with cause, continues to require the approval of the holders of a majority of the shares entitled to vote at the election of directors.

•      The Restated Bylaws now require a vote of the holders of at least 80% of the outstanding shares entitled to vote at the election of directors in order to amend the Restated Bylaws.

•      The Restated Bylaws now include a forum selection bylaw, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for all actions against the Company shall be the State of Delaware.

A copy of the Restated Bylaws is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. The summary above is only a brief description of the material terms of the Restated Bylaws, does not purport to be a complete description thereof and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.2	Third Amended and Restated Bylaws, Adopted as of December 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRANDPARENTS.COM, INC.

By:	/s/ Steve Leber
Steve Leber Chairman and Chief Executive Officer

Date: December 8, 2015